                                                               EXHIBIT 10.1
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                             STOCKHOLDERS' AGREEMENT

                               by and among

                         BPC HOLDING CORPORATION,

                      GS CAPITAL PARTNERS 2000, L.P.,

                 GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,

           GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG,

               GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,

                       STONE STREET FUND 2000, L.P.,

           BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.,

             GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.,

                    J.P. MORGAN PARTNERS (BHCA), L.P.,

               J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.,

           J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.,

          J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

                                       and

               J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

                            Dated as of July 22, 2002

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

                                TABLE OF CONTENTS


                                                                       PAGE

                                                                       ----
Section 1. Definitions.................................................   1

Section 2. Methodology for Calculations................................   5

Section 3. Restrictions on Sales of Stock by Stockholders..............   6

Section 4. Rights of First Offer.......................................   6

Section 5. Tag-Along Rights............................................   8

Section 6. Bring-Along Rights..........................................   9

Section 7. Preemptive Rights...........................................  11

Section 8. Corporation Governance......................................  13

Section 9. Major Transactions..........................................  15

Section 10. Right to Cause IPO.........................................  17

Section 11. Overcall Reserve...........................................  17

Section 12. Certain Covenants..........................................  18

Section 13. Fees.......................................................  20

Section 14. Legend.....................................................  20

Section 15. Representations and Warranties.............................  21

Section 16. Regulatory Matters; Cooperation............................  22

Section 17. Duration of Agreement......................................  23

Section 18. Further Assurances.........................................  23

Section 19. Amendment and Waiver.......................................  24

Section 20. Severability...............................................  24

Section 21. Entire Agreement...........................................  24

Section 22. Successors and Assigns.....................................  24

Section 23. Counterparts...............................................  24


Section 24. Remedies...................................................  24

Section 25. Notices....................................................  25

Section 26. Governing Law; Submission to Jurisdiction;
              Waiver of Jury Trial.....................................  26

Section 27. Descriptive Headings.......................................  27

Section 28. Construction...............................................  27

Section 29. Survival of Representations and Warranties.................  27

Section 30. No Inconsistent Agreements.................................  27

Section 31. Conflicting Agreements.....................................  27

                             STOCKHOLDERS' AGREEMENT

THIS AGREEMENT (this "AGREEMENT") is made as of July 22, 2002 among BPC HOLDING CORPORATION, a Delaware corporation (the "CORPORATION"), GS CAPITAL PARTNERS 2000, L.P., a Delaware limited partnership ("GSCP"), GS CAPITAL PARTNERS 2000 OFFSHORE, L.P. ("GSCP OFFSHORE"), GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG ("GS GERMANY"), STONE STREET FUND 2000, L.P. ("STONE STREET"), BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P. ("BRIDGE STREET"), GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P. ("GSDI"), and GS CAPITAL PARTNERS 2000 EMPLOYEES FUND, L.P. ("GS EMPLOYEES", collectively with GSCP, GSCP Offshore, GS Germany, Stone Street, Bridge Street and GSDI, the "GSCP PARTIES"), J.P. MORGAN PARTNERS (BHCA), L.P. ("JPMP (BHCA)"), J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P. ("GLOBAL INVESTORS"), J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P. ("GLOBAL INVESTORS CAYMAN"), J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P. ("GLOBAL INVESTORS CAYMAN II") and J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P. ("GLOBAL INVESTORS A", collectively with JPMP (BHCA), Global Investors, Global Investors Cayman, Global Investors Cayman II, the "JPMP PARTIES").

                           W I T N E S S E T H :

          WHEREAS, the Corporation, the GSCP Parties and various other parties entered into an Agreement and Plan of Merger dated May 25, 2002 (the "MERGER AGREEMENT"), pursuant to which GS Berry Acquisition Corp., a Delaware corporation, ("ACQUISITION CORP") shall merge with and into the Corporation (the "MERGER");

          WHEREAS, the parties hereto deem it to be in their best interests to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Corporation;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

DEFINITIONS.

As used herein, the following terms shall have the following meanings:

          "AFFILIATE" means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) with respect to any individual, shall also mean the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such Person, or the spouse thereof; provided, however, that neither the Corporation nor any Person controlled by the Corporation shall be deemed to be an Affiliate of any Stockholder.

          "BERRY BOARD" means the board of directors of Berry Plastics Corporation.

          "BOARD" means the board of directors of the Corporation.

          "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Corporation.

          "COMMON STOCK" means the shares of Common Stock, par value $.01 per share, of the Corporation.

          "COMMON STOCK EQUIVALENTS" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock, including without limitation any options, warrants or rights to acquire such convertible securities.

          "CORPORATION VALUE" shall mean with respect to any public offering of Common Stock, the amount obtained by multiplying the total number of shares of Common Stock outstanding immediately prior to such public offering by the gross offering price per share of Common Stock sold in such offering.

          "DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Merger Agreement, the subscription agreement between the GSCP Parties and Acquisition Corp, dated 22, 2002 and the subscription agreement between the JPMP Parties and Acquisition Corp, dated 22, 2002.

          "EXCLUDED SECURITIES" means (a) options issued by the Corporation pursuant to any stock option or similar plan (and any shares of Common Stock issuable thereunder) (including, without limitation, any shares of Common Stock subject to options forfeited under such plan which become subject to new options reissued by the Corporation pursuant to such plan) and stock issued by the Corporation to any employee or director at the Company or its Subsidiaries pursuant to any stock purchase plan, in each case as approved by the Board where the primary purpose of such issuance is not to raise additional equity capital for the Corporation, (b) shares of Stock issued upon exercise or conversion of any Common Stock Equivalents or any security with respect to which the provisions of Section 7 apply, (c) shares of the Corporation's capital stock or Common Stock Equivalents issued in connection with business acquisitions, strategic partnerships and alliances, and financing transactions (other than shares of Stock issued to parties unrelated to such transactions, in exchange for cash, to provide equity financing for such transactions), (d) shares of Common Stock issued in connection with a public offering of Common Stock, and
(e) any capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Corporation's capital stock,
(f) shares of Common Stock issued pursuant to Section 11 hereof, (g) shares of Common Stock issued pursuant to the exercise of preemptive rights granted by the Management Stockholders Agreement, and (h) shares of Common Stock issued to employees to the Corporation and its Subsidiaries pursuant to letter agreements entered into between such employees and the Corporation prior to or as of the date hereof.

          "GROUP" means two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.

          "IPO" means the closing of the sale of shares of Common Stock in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT").

          "MANAGEMENT STOCKHOLDERS AGREEMENT" means the stockholders agreement, dated as of the date hereof, among the Corporation and those employees of the Corporation or its Subsidiaries who hold Stock.

          "OTHER STOCKHOLDERS" means, for purposes of Section 4, with respect to any selling Stockholder, all Stockholders other than such selling Stockholder and its Affiliates and, for purposes of Section 6, all Stockholders other than the GSCP Parties.

          "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "PROPORTIONATE PERCENTAGE" means, as to each Other Stockholder, the quotient obtained (expressed as a percentage) by dividing (A) the number of shares of Common Stock owned by such Other Stockholder on the first day of the
Section 4(b) Acceptance Period (as defined in Section 4(b) below) by (B) the aggregate number of shares of Common Stock owned on the first day of the Section 4(b) Acceptance Period by all Other Stockholders who exercise their option to purchase Refused Stock (as defined in Section 4(b) below).

          "PUBLIC SALE" means a Sale of Stock pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act (other than in a privately negotiated Sale).

          "QUALIFIED IPO" means any underwritten public offering of Common Stock (pursuant to an effective registration statement filed under the Securities
Act), (a) resulting in at least $100,000,000 of gross proceeds to the Corporation and (b) reflecting a Corporation Value of $500,000,000 or more.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among the Corporation, the GSCP Parties and the JPMP Parties.

          "SELL" means to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily; and the terms Sale, Selling and Sold shall have meanings correlative to the foregoing.

          "STOCK" means (i) any shares of Common Stock and (ii) any Common Stock Equivalents, in each case, whether owned on the date hereof or acquired hereafter.

          "STOCKHOLDERS" means the parties to this Agreement (other than the Corporation) and any other subsequent holder of Stock who agrees to be bound by the terms of this Agreement.

          "SUBSIDIARY" means with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned or controlled by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

ADDITIONAL DEFINED TERMS. The following terms have the respective meanings set forth in the relevant Section referred to below throughout this Agreement.

TERM                                            SECTION
Accepting Holder                                7(c)(i)
Acquisition Corp                                Recitals
Agreement                                       Preamble
All or Nothing Sale                             4(a)
Available Amount                                7(c)(i)
Available Securities                            7(c)(iii)
Banking Regulations                             16(e)
Corporation                                     Preamble
Delay Period                                    7(d)
Delayed Notice                                  7(d)
Director                                        8.4
Exit Sale                                       6(a)
First Offer Shares                              4(b)
GAAP                                            12.2(a)
Global Investors A                              Preamble
Global Investors Cayman II                      Preamble
Global Investors Cayman                         Preamble
Global Investors                                Preamble
GS Employees                                    Preamble
GS Germany                                      Preamble
GSCP Directors                                  8.1(a)
GSCP Offshore                                   Preamble
GSCP Parties                                    Preamble
GSCP                                            Preamble
HSR Act                                         4(d)
Institutional Investor                          7(c)(i)
Issuance                                        7(a)
Issue                                           7(a)
JPMP (BHCA)                                     Preamble
JPMP Directors                                  8.1(b)
JPMP Parties                                    Preamble
Law                                             16(e)
Litigation                                      25

Management Director                             8.1(a)
Management Letter                               12.2(a)
Merger                                          Recitals
Merger Agreement                                Recitals
Monthly Financials                              12.2(a)
Objected Reserve Call                           11
Offered Securities                              7(a)
Other Buyers                                    7(c)(iii)
Overcall Notice                                 11
Overcall Percentage                             11
Overcall Reserve Amount                         11
Overcall Reserve                                11
Preemptive Holder                               7(a)
Preemptive Offer                                7(a)
Prior Purchase Amounts                          11
Pro Rata Share                                  7(a)
Quarterly Financials                            12.2(b)
Refused Stock                                   4(b)
Regulatory Problem                              16(e)
Remaining Securities                            7(c)
Remaining Shares                                4(b)
Sale Period                                     4(c)
Sale Process                                    6(e)
SBA                                             16(e)
SBA Regulations                                 16(e)
SEC                                             12.2(b)
Section 4 Offer Notice                          4(a)
Section 4 Offer                                 4(a)
Section 4(a) Acceptance Period                  4(a)
Section 4(b) Acceptance Period                  4(b)
Section 5 Acceptance Period                     5(a)(i)
Section 5 Notice                                5(a)(i)
Section 5 Offer                                 5(a)(i)
Section 5 Other Stockholder                     5(a)(i)
Section 5 Purchaser                             5(a)(i)
Section 5 Seller                                5(a)(i)
Section 6 Buyer                                 6(a)
Section 6 Notice                                6(b)
Section 7 Notice of Acceptance                  7(b)
Section 7 Offer Notice                          7(a)
Subject Stock                                   4(a)

SECTION 2. METHODOLOGY FOR CALCULATIONS.

For all purposes of this Agreement, the proposed Sale or the Sale of a Common Stock Equivalent shall be treated as the proposed Sale or the Sale of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised. Except as otherwise expressly provided in this Agreement, for purposes of calculating
(i) the amount of outstanding Common Stock as of any date and (ii) the amount of Common Stock owned by a Person hereunder (and the percentage of the outstanding Common Stock owned by a Person), all Common Stock Equivalents shall be treated as having been converted, exchanged or exercised. All holdings of Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

SECTION 3. RESTRICTIONS ON SALES OF STOCK BY STOCKHOLDERS.

(a) Prior to a Qualified IPO, no Stockholder shall Sell any Stock, whether owned on the date hereof or acquired hereafter, other than:

(i)  Sales of Stock in accordance with Sections 4, 5 and 6 hereof;

(ii) Sales to an Affiliate; or

(iii) upon the prior written consent of the Board including, with respect to any Sale of Stock by any of the GSCP Parties, at least one JPMP Director.

(b) Notwithstanding anything contained in this Agreement to the contrary, any transferee of Stock pursuant to a Sale under Section 3(a) who is not a Stockholder shall upon consummation of, and as a condition to, such Sale (i) execute, and agree to be bound by the terms of, this Agreement and shall thereafter be deemed a Stockholder, with the same rights and obligations, subject to Section 8.9, of the Stockholder which is the transferor of the Stock, for all purposes of this Agreement, and (ii) execute and deliver a certificate and such other materials as shall be necessary to establish to the reasonable satisfaction of the GSCP Parties and, with respect to any Sale of Stock by any of the GSCP Parties, the JPMP Parties that (A) the transferee is purchasing the Stock for its own account, for investment and not with a view to the distribution thereof, and (B) that such Sale is otherwise being made in compliance with all federal and state law (including, without limitation, federal and state securities laws and blue sky laws).

(c) Any Sale or attempted Sale of Stock in violation of any provision of this Agreement shall be void, and the Corporation shall not record such Sale on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

SECTION 4. RIGHTS OF FIRST OFFER.

Subject to Section 4(e) and prior to a Qualified IPO, in addition to and not in limitation of any other restrictions on Sales of Stock contained in this Agreement, any Sale of Stock by each Stockholder shall be consummated only in accordance with the following procedures:

(a)The selling Stockholder shall first deliver to the Corporation and the Other Stockholders a written notice (a "SECTION 4 OFFER NOTICE"), which shall (i) state the selling Stockholder's intention to sell Stock to one or more Persons, the amount and type of Stock to be sold (the "SUBJECT

STOCK"), the purchase price therefor and a summary of the other material terms of the proposed Sale and (ii) offer the Corporation and the Other Stockholders the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Sale as set forth in the Section 4 Offer Notice (the "SECTION 4 OFFER"), provided that such Section 4 Offer may provide that it must be accepted by the Corporation and the Other Stockholders on an all or nothing basis (an "ALL OR NOTHING SALE"). The Section 4 Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Section 4 Offer is accepted during such periods, until the consummation of the sale contemplated by the Section 4 Offer). The Corporation shall have the right and option, for a period of 30 days after delivery of the Section 4 Offer Notice (the "SECTION 4(A) ACCEPTANCE PERIOD"), to accept all or any part of the Subject Stock at the purchase price and on the terms stated in the Section 4 Offer Notice. Such acceptance shall be made by delivering a written notice to the selling Stockholder and the Other Stockholders within the Section 4(a) Acceptance Period.

(b) If the Corporation shall fail to accept all of the Subject Stock offered for Sale pursuant to, or shall reject in writing, the Section 4 Offer (the Corporation being required to notify in writing the selling Stockholder and the Other Stockholders of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Section 4(a) Acceptance Period or the giving of such written notice of rejection or failure to accept such offer by the Corporation, the Other Stockholders shall have the right and option, for a period of 30 days thereafter (the "SECTION 4(B) ACCEPTANCE PERIOD"), to accept all or any part of the Subject Stock so offered and not accepted by the Corporation (the "REFUSED STOCK") at the purchase price and on the terms stated in the Section 4 Offer Notice; provided, however, that, if the
Section 4 Offer contemplated an All or Nothing Sale, the Other Stockholders may accept, during the Section 4(b) Acceptance Period, all, but not less than all, of the Refused Stock, at the purchase price and on the terms stated in the
Section 4 Offer Notice. Such acceptance shall be made by delivering a written notice to the Corporation and the selling Stockholder within the Section 4(b) Acceptance Period specifying the maximum number of shares such Other Stockholder will purchase (the "FIRST OFFER SHARES"). If, upon the expiration of the Section 4(b) Acceptance Period, the aggregate amount of First Offer Shares exceeds the amount of Refused Stock, the Refused Stock shall be allocated among the Other Stockholders as follows: (i) First, each other Stockholder shall be entitled to purchase no more than its Proportionate Percentage of Refused Stock; (ii) Second, if any shares of Refused Stock have not been allocated for purchase pursuant to (i) above (the "REMAINING SHARES"), each Other Stockholder which had offered to purchase a number of shares of Refused Stock in excess of the amount of stock allocated for purchase to it in accordance with previous allocations of such shares of Refused Stock, shall be entitled to purchase an amount of Remaining Shares equal to no more than its Proportionate Percentage of the Remaining Shares; and (iii) Third, the process set forth in (ii) above shall be repeated with respect to any shares of Refused Stock not allocated for purchase until all shares of Refused Stock are allocated for purchase.

(c) If effective acceptance shall not be received pursuant to Sections 4(a) and/or 4(b) above with respect to all of the Subject Stock offered for sale pursuant to the Section 4 Offer Notice, then the selling Stockholder may Sell all or any portion of the Stock so offered for sale and not so accepted (or, in the case of an All or Nothing Sale, all of the Subject

Stock offered for sale pursuant to the Section 4 Offer Notice), at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 4 Offer Notice at any time within 90 days after the expiration of the Section 4(b) Acceptance Period (the "SALE PERIOD"). To the extent the selling Stockholder Sells all or any portion of the Stock so offered for Sale during the Sale Period, the selling Stockholder shall promptly notify the Corporation, and the Corporation shall promptly notify each Other Stockholder, as to (i) the number of shares of Stock, if any, that the selling Stockholder then owns, (ii) the number of shares of Stock that the selling Stockholder has sold, (iii) the terms of such Sale and (iv) the name of the owner(s) of any shares of Stock sold. In the event that all of the Subject Stock is not sold by the selling Stockholder during the Sale Period, the right of the selling Stockholder to Sell such unsold Subject Stock shall expire and the obligations of this Section 4 shall be reinstated; provided, however, that, in the event that the selling Stockholder determines, at any time during the Sale Period, that the sale of all of the Stock on the terms set forth in the Section 4 Offer Notice is impractical, the selling Stockholder may terminate the offer and reinstate the procedure provided in this Section 4 without waiting for the expiration of the Sale Period.

(d) All Sales of Subject Stock to the Corporation and/or the Other Stockholders subject to any Section 4 Offer Notice shall be consummated contemporaneously at the offices of the Corporation on the later of (i) a mutually satisfactory business day within 30 days after the expiration of the Section 4(a) Acceptance Period or the Section 4(b) Acceptance Period, as applicable, and (ii) the fifth business day following the expiration or termination of all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or receipt of such other regulatory approvals, applicable to such Sales, or at such other time and/or place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

(e) The requirements of this Section 4 shall not apply to (i) any Sale of Stock pursuant to clause (ii) of Section 3(a) hereof, (ii) any Sale of Stock pursuant to Section 6 of this Agreement, (iii) any other Sale of Stock as to which the Corporation and the Other Shareholders waive compliance or (iv) a Sale of 50% or more of the outstanding shares of Stock of the Corporation.

SECTION 5. TAG-ALONG RIGHTS.

Subject to Section 5(c) and prior to a Qualified IPO, and except for any Sale of Stock (i) pursuant to clause (ii) of Section 3(a) hereof, (ii) pursuant to the exercise of piggyback registration rights granted by the Registration Rights Agreement or (iii) to the Corporation and/or any Stockholder pursuant to Section 4, each Stockholder shall not, alone or in concert with any other Stockholders, in any transaction or series of transactions, Sell any Stock to another Person or Group, except in accordance with the following procedures:

(a) Any Stockholder or Stockholders proposing to Sell Stock (for purposes of this Section, the "SECTION 5 SELLER") shall first deliver to each other Stockholder (a "SECTION 5 OTHER STOCKHOLDER") a written notice (the "SECTION 5 NOTICE"), which shall specifically identify the proposed transferee (the "SECTION 5 PURCHASER"), the amount and type of Stock proposed to be sold, the purchase price therefor, and a summary of the other material terms and conditions of the proposed sale, and shall contain an offer (the "SECTION 5 OFFER") by the Section 5 Purchaser to each Section 5 Other Stockholder, which shall be irrevocable for a period of seven days after the delivery thereof (the "SECTION 5 ACCEPTANCE PERIOD") (and, to the extent the Section 5 Offer is accepted during such seven day period, until the closing of the Sale contemplated by the Section 5 Offer), to purchase the Stock (as calculated below) of such Section 5 Other Stockholder at the same price per share (and, in the case of Common Stock Equivalents, such price per share multiplied by the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent) to be paid to, and upon the same terms and conditions as, the Section 5 Seller. A copy of the Section 5 Notice shall promptly be sent to the Corporation. Notice of a Section 5 Other Stockholder's intention to accept a Section 5 Offer, in whole or in part, shall be evidenced by a writing signed by such Section 5 Other Stockholder and delivered to the
Section 5 Purchaser and the Corporation prior to the end of the Section 5 Acceptance Period, setting forth the number of shares of Stock that such Section 5 Other Stockholder elects to Sell; provided, however, that such Section 5 Other Stockholder may only sell up to that number of shares of Stock (calculated in accordance with Section 2) as shall equal the product of (x) a fraction, the numerator of which is the number of shares of Stock owned by the Section 5 Other Stockholder as of the date of such proposed sale and the denominator of which is the aggregate number of outstanding shares of Stock as of the date of such proposed sale, and (y) the aggregate number of shares of Stock proposed to be purchased by the Section 5 Purchaser. The number of shares of Stock proposed to be sold by the Section 5 Seller shall be reduced if and to the extent necessary to provide for such sale of Stock by such Section 5 Other Stockholders electing to exercise their right to Sell Stock under this Section 5. If effective acceptance by any Section 5 Other Stockholders has been received pursuant to this paragraph (a), then the Section 5 Seller shall not consummate such Sale of Stock without participation of such Section 5 Other Stockholders.

(b) All Sales of Stock to the Section 5 Purchaser shall be consummated contemporaneously at the offices of the Corporation on a mutually satisfactory business day as soon as practicable, but in no event more than 30 days after the expiration of the Section 5 Acceptance Period, or, if later, the fifth business day following the receipt of all regulatory approvals, if any applicable to such Sales. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

(c) Notwithstanding anything to the contrary contained herein, any Section 5 Seller shall, prior to complying with the provisions of this Section 5, shall have first complied with the provisions of Section 4 hereof.

SECTION 6. BRING-ALONG RIGHTS.

(a) Subject to Section 6(e), if the GSCP Parties (i) propose to Sell substantially all of the then-outstanding shares of Stock held by the GSCP Parties to a Person that is not an Affiliate of any GSCP Party, (ii) request that the Corporation consolidate or merge with any Person that is not an Affiliate of any GSCP Party (in a consolidation or merger in which stockholders of the Corporation receive cash or securities of any other person upon such consolidation or merger) or (iii) request that the Corporation Sell all or substantially all of the assets of the Corporation and its Subsidiaries, to a Person that is not an Affiliate of any GSCP Party (the Person referred to in clause (i), clause (ii) or this clause (iii) being referred to herein as the "SECTION 6 BUYER" and any of the transactions referred to in clause (i), clause (ii) or this clause (iii) being referred to herein as an "EXIT SALE") then the Other Stockholders shall be obligated to Sell all, but not less than all, of their Stock, at the same price per share to be paid to, and upon the same terms and conditions as, the GSCP Parties, to the Section 6 Buyer (in the case of clause (i) of Section 6(a)) and/or to vote (or consent in writing, as the case may be) in favor of the merger or consolidation or sale of assets (in the case of clause (ii) or (iii) of Section 6(a)), and shall in all other respects support the transaction contemplated by the Exit Sale and shall be obligated to cooperate in the consummation of the transaction contemplated thereby and shall execute all documents reasonably requested by the Corporation or the GSCP Parties containing the terms and conditions of the Exit Sale; provided, however, that no Stockholder shall be required to make any representations or warranties in any agreement relating to an Exit Sale other than representations and warranties relating to such Stockholder and the ownership of its Common Stock that are customary in similar transactions including, without limitation, representations and warranties relating to title, authorization and execution and delivery, nor shall any Stockholder be required to provide indemnification with respect to any representations or warranties made by any other Stockholder. In addition, the Other Stockholders shall not exercise any rights of appraisal or dissenters rights that such Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any Exit Sale or any proposal that is necessary or desirable to consummate the Exit Sale.

(b) The rights set forth in Section 6(a) shall be exercised by giving written notice (the "SECTION 6 NOTICE") to each Stockholder setting forth in detail the terms of the proposed Exit Sale and the proposed closing date of the Exit Sale.

(c) All Sales of Stock to the Section 6 Buyer (in the case of clause (i) of
Section 6(a)) pursuant to this Section 6 shall be consummated contemporaneously at the offices of the Corporation on the later of (i) a business day not less than 15 or more than 60 days after the Section 6 Notice is delivered to the Stockholders or (ii) the fifth business day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Sales, or at such other time and/or place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

(d) Notwithstanding anything to the contrary contained herein, any Sale of Stock effected as an Exit Sale shall be exempt from the provisions of Sections 4 and 5 hereof.

(e) Any Exit Sale shall be conducted on an arms-length basis and, prior to effecting an Exit Sale, except for an Exit Sale in response to a bona fide unsolicited offer, the Corporation shall engage in a sale process customary for similar transactions (a "SALE PROCESS"), the manner of which (and only the manner of which) shall be subject, so long as JPMP owns at least 15% of the Common Stock it owns as of the date hereof, to the reasonable prior approval of the JPMP Parties, which approval shall not be unreasonably withheld or delayed. For purposes of clarity, the JPMP Parties' approval shall not be required to initiate a Sale Process, select an investment banking firm to conduct the Sale Process (so long as such investment banking firm is a nationally recognized investment banking firm with experience in such transactions), select the Section 6 Buyer, negotiate, or agree to, the terms of, or execute definitive documentation relating to, an Exit Sale or otherwise consummate an Exit Sale.

SECTION 7. PREEMPTIVE RIGHTS.

(a) Subject to Section 7(d), prior to a Qualified IPO, and except for Excluded Securities, the Corporation shall not issue, Sell or exchange, or agree to issue, Sell or exchange (collectively, "ISSUE," and any issuance, sale or exchange resulting therefrom, an "ISSUANCE") any Stock, unless the Corporation shall have first given written notice (the "SECTION 7 OFFER NOTICE") to each Stockholder (each a "PREEMPTIVE HOLDER") which shall (a) state the Corporation's intention to Issue the Stock, the amount to be Issued, the terms of such securities, the purchase price therefor and a summary of the other material terms of the proposed Issuance and (b) offer (a "PREEMPTIVE OFFER") to Issue to each Preemptive Holder up to such Preemptive Holder's Pro Rata Share (as defined below) of such securities (with respect to each Preemptive Holder, the "OFFERED SECURITIES") upon the terms and subject to the conditions set forth in the
Section 7 Offer Notice, which Preemptive Offer by its terms shall remain open for a period of 30 days from the date it is delivered by the Corporation to the Preemptive Holder (and, to the extent the Preemptive Offer is accepted during such 30-day period, until the closing of the Sales contemplated by the Preemptive Offer). "PRO RATA SHARE," for purposes of this Section, shall mean the quotient obtained by dividing (i) the number of shares of Stock, as determined in accordance with Section 2, owned by that Preemptive Holder on the date of the Preemptive Offer, by (ii) the total number of shares of Stock outstanding, as determined by Section 2 hereof, on the date of the Preemptive Offer.

(b) Notice of a Preemptive Holder's intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Preemptive Holder and delivered to the Corporation prior to the end of the 30-day period of such Preemptive Offer (each, a "SECTION 7 NOTICE OF ACCEPTANCE"), setting forth such portion of the Offered Securities that the Preemptive Holder elects to purchase.

(c)(i) In the event that a Section 7 Notice of Acceptance is not given by a Preemptive Holder accepting all the Offered Securities, the Corporation shall have 45 days (or the completion of all required regulatory approvals, including, without limitation, pursuant to the HSR Act, so long as an agreement with respect to such Issuance is entered into within such 45-day period) following the earlier of (A) delivery of the Section 7 Notice of Acceptance and (B) the expiration of the 30-day period referred to in clause (b) above if no Section 7 Notice of Acceptance is delivered, to Issue all or any part of such remaining Offered Securities not covered by the Section 7 Notice of Acceptance (the "REMAINING SECURITIES") to any other Person or Persons, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Corporation than those set forth in the Preemptive Offer; provided, however, that if the proposed Issuance is for Stock with a purchase price in excess of $30,000,000 (the excess of the purchase price for the proposed Issuance over $30,000,000, the "AVAILABLE AMOUNT") and is to a private equity fund, hedge fund or similar institutional holder (an "INSTITUTIONAL INVESTOR"), then, prior to Issuing any of the Remaining Securities to any other Person or Persons, the Corporation shall offer the Remaining Securities, or, if the purchase price of the Remaining Securities is greater than the Available Amount, a portion of the Remaining Securities with a purchase price equal to the Available Amount, to each Preemptive Holder who has elected to purchase all of its Offered Securities (each, an "ACCEPTING HOLDER") pro rata, based upon the number of shares of Common Stock held by each Accepting Holder in relation to the total number of shares of Common Stock held by all Accepting Holders. By way of example, in the case of a proposed Issuance of Stock with a purchase price of $31,000,000, to an Institutional Investor, if the purchase price of the Remaining Securities were $10,000,000, the Corporation would offer stock with a purchase price of $1,000,000 to the Accepting Holders.

(ii) If the Corporation does not consummate the Issuance of all or part of the Remaining Securities to such other Person or Persons within the 45-day period referred to in clause (c) above, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Preemptive Holders in accordance with this Section 7.

(iii) Upon the closing of the Issuance to such other Person or Persons (the "OTHER BUYERS") of all or part of the Remaining Securities, the Preemptive Holder shall purchase from the Corporation, and the Corporation shall Issue to the Preemptive Holder, the Offered Securities covered by the Section 7 Notice of Acceptance delivered to the Corporation by the Preemptive Holder, together with any securities to be purchased pursuant to the proviso in the next to last sentence of Section 7(c)(i) ("AVAILABLE SECURITIES"), on the terms specified in the Preemptive Offer. The purchase by the Preemptive Holder of any Offered Securities and Available Securities, as the case may be, is subject in all cases to the execution and delivery by the Corporation and the Preemptive Holder of a purchase agreement relating to such Offered Securities and Available Securities, as the case may be, in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Corporation and the Other Buyers and the Corporation shall deliver certificates or other instruments evidencing such Stock duly endorsed for transfer on such date against payment of the purchase price for such Stock.

(d) The Corporation shall not be required to provide the Section 7 Offer Notice, and instead may complete the Issuance, provided that the Corporation sets aside the number of shares of Stock as would be purchasable by the Preemptive Holders under this Section 7 if the Section 7 Offer Notice had been given with respect to such Issuance for the Delay Period (as defined below). In such event, prior to or after (but no later than 15 days after) the closing of such transaction, the Corporation shall notify (a "DELAYED NOTICE") the Stockholders that they may exercise preemptive rights under this Section 7 for Offered Securities, in an amount calculated in accordance with Section 7(a) as if such notice had been delivered 15 days prior to the Closing of the Issuance, for a 15-day period after the giving of such notice (the "DELAY PERIOD"). If such rights are exercised all other provisions of this Section 7 shall apply to such Stockholder's purchase of such Stock, provided that the closing of such

Offered Securities shall take place, on such date as is set by the Corporation within 25 days after the Delayed Notice.

(e) The Corporation shall, as a condition to the Issuance, require the recipient of the newly Issued Stock to execute, and agree to be bound by the terms of this Agreement and shall thereafter be deemed a Stockholder.

SECTION 8. CORPORATION GOVERNANCE.

8.1 BOARD REPRESENTATION. From and after the date hereof, the Board and the Berry Board shall consist of seven directors or such greater number as may be approved by the Board in accordance with Section 9.

(a) Prior to a Qualified IPO, GSCP shall have the right to designate five persons to serve on each of the Board and the Berry Board (such members, the "GSCP DIRECTORS"), one of which shall be a member of management of the Corporation or Berry (such member, the "MANAGEMENT DIRECTOR").

(b) Prior to a Qualified IPO, the JPMP Parties shall have the right to designate two persons to serve on each of the Board and the Berry Board (such members, the "JPMP DIRECTORS"), one of which shall be designated by Global Investors; provided that (i) if the JPMP Parties shall sell 40% of the shares of Stock owned by them in the aggregate on the date hereof, the JPMP Parties shall thereafter have the right to designate only one person to serve on each of the Board and the Berry Board and (ii) if the JPMP Parties shall sell 80% of the shares of Stock owned by them in the aggregate on the date hereof, the JPMP Parties shall no longer have any right to designate any persons to serve on either of the Board or the Berry Board.

(c) Each Stockholder shall vote all of its shares entitled to vote for members of the Board and shall take all other necessary or desirable actions within his or its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings, as applicable), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), to effectuate the provisions of this Section 8 including, but not limited to, the election of the GSCP Directors and the JPMP Directors.

8.2 COMMITTEES.

(a) The Corporation shall take all actions necessary to cause (i) to the extent designated by GSCP, at least two GSCP Directors (other than the Management Director), (ii) to the extent designed by the JPMP Parties, one JPMP Director to be appointed to each committee of the Board and the Berry Board and (iii) to the extent designated by GSCP, the Management Director to be appointed to each committee (other than the audit and compensation committees) of the Board and the Berry Board.

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

(b) If any GSCP Director serving on any committee of the Board or the Berry Board shall cease for any reason to serve as a member of, or shall otherwise be unable to fulfill his duties on, any such committee, he or she shall be succeeded by another Person designated by GSCP. If any JPMP Director serving on any committee of the Board or the Berry Board shall cease for any reason to serve as a member of, or shall otherwise be unable to fulfill his duties on, any such committee he or she shall be succeeded by another Person designated by the JPMP Parties.

8.3 VACANCIES; REMOVAL.

(a) Subject to Section 8.3(b), each GSCP Director and each JPMP Director shall hold his office until his death or until his successor shall have been duly elected and qualified. If any GSCP Director shall cease to serve as a director of the Corporation for any reason, the vacancy resulting thereby shall be filled by another Person designated by GSCP. If any of the JPMP Directors shall cease to serve as a director of the Corporation for any reason, the vacancy resulting thereby shall be filled by another Person designated by the JPMP Parties.

(b) The GSCP Directors or the JPMP Directors shall not be removed from office without the consent of the GSCP Parties or the JPMP Parties, as applicable. Any GSCP Director shall be removed from office at any time, with or without cause, at the request of the GSCP Parties; and any JPMP Director shall be removed from office at any time, with or without cause, at the request of the JPMP Parties.

8.4 EXPENSES. The Corporation shall pay the reasonable out-of-pocket expenses incurred by each director on the Board and the Berry Board (any such director, a "DIRECTOR") in connection with performing his duties as a member of the Board and the Berry Board, including without limitation the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board and the Berry Board or any committee thereof.

8.5 BOARD MEETINGS.

(a) The Corporation shall take all necessary actions, including, without limitation, causing its by-laws to be duly amended, to allow any Director to telephonically attend any meeting of the Board and the Berry Board (and any committee thereof).

(b) The Corporation shall call, and shall use its reasonable best efforts to have, regular meetings of the Board or the Berry Board, as the case may be, not less frequently than quarterly.

8.6 DIRECTORS' INDEMNIFICATION.

(a) The Corporation shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering each of the Directors in an amount of $5,000,000 or more and upon such terms as are reasonably acceptable to the GSCP Parties and the JPMP Parties.

(b) The Certificate of Incorporation, by-laws and other organizational documents of the Corporation and each of its Subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board and the Berry Board and such other persons, if any, who, pursuant to a provision of such Certificate of Incorporation, by-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board and the Berry Board. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board or the Berry Board, until at least six years following the later of the date that the GSCP Parties are no longer entitled to designate or nominate any GSCP Director, and the date that the JPMP Parties are no longer entitled to designate or nominate a JPMP Director.

(c) Each Director is intended to be a third-party beneficiary of the obligations of the Corporation pursuant to this Section 8.6, and the obligations of the Corporation pursuant to this Section 8.6 shall be enforceable by each Director.

8.7 COOPERATION. Each Stockholder shall vote all of its Stock and shall take all other necessary or desirable actions within his or its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings, as applicable), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), to effectuate the provisions of this Section 8.

8.8 MANAGEMENT RIGHTS. The Corporation and each of the Stockholders acknowledge that the provisions of this Agreement, including this Section 8, are intended, among other things, to provide the GSCP Parties and the JPMP Parties with "contractual management rights" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

8.9 NON-TRANSFERABILITY OF RIGHTS. Notwithstanding anything to the contrary contained herein, the rights granted to the JPMP Parties under this Section 8 are non-transferable, other than to an Affiliate of the JPMP Parties in connection with a Sale of Stock by the JPMP Parties to such Affiliate.

SECTION 9.  MAJOR TRANSACTIONS.

(a) To the fullest extent permitted by law, from and after the date hereof, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly take any of the following actions without obtaining the prior approval of a majority of the entire Board at a duly called meeting of the Board or pursuant to a written consent (except as otherwise expressly permitted by this Agreement); provided, however, that, so long as the JPMP Parties are entitled to designate a JPMP Director pursuant to Section 8.1(b), at least one JPMP Director shall have approved of the following actions:

(i)engage in any business, activities or operations substantially unrelated to the Corporation's existing line of businesses, except to the extent that all such unrelated businesses, activities or operations do not have aggregate revenues exceeding 10% of the aggregate revenues of the Corporation and its subsidiaries, taken as a whole;

(ii) make any material change in any accounting policy or tax method policies, procedures or elections;

(iii) commence any bankruptcy, insolvency or similar proceeding in respect of the company or any of its Subsidiaries;

(iv) pay, or set aside any sums for the payment of, any dividends, or make any distribution on, any shares of its capital stock or redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities (other than pursuant to any agreements with management);

(v) amend, modify or waive the Certificate of Incorporation or the by-laws, or the certificate of incorporation of Berry or the by-laws of Berry, in any manner that adversely affects the rights of any of the Stockholders thereunder or disproportionately benefits any particular Stockholder or Stockholders (it being understood that any increase in the number of authorized shares of capital stock of the Corporation shall neither adversely affect the rights of any of the Stockholders hereunder nor disproportionately benefit any particular Stockholder or Stockholders), including, without limitation, any change in the number of directors comprising the Board or the Berry Board, or become a party to any agreement which is inconsistent with the rights of any of the Stockholders under the Documents or otherwise conflicts with the Documents;

(vi)change the Corporation's independent public accountants; or

(vii) enter into any transaction with any Affiliate of any Stockholder that is not a bona fide arm's length transaction.

(b) To the fullest extent permitted by law, from and after the date hereof, the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly take any of the following actions without first consulting with the JPMP Directors (it being understood that any such actions may be taken without the approval of any JPMP Director):

(i) except for any transaction or series of transactions involving only wholly-owned subsidiaries of the Corporation as of the date hereof, (A) consolidate or merge into or with any other Person, (B) enter into any other similar business combination transaction or (C) effect any transaction or series of transactions in which more than fifty percent (50%) of the shares of Stock are transferred to another Person;

(ii) voluntarily or involuntarily liquidate, dissolve or wind up;

(iii) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity, except for (A) any transaction or series of transactions involving only wholly-owned Subsidiaries of the Corporation as of the date hereof, or (B) the purchase of all or substantially all of the capital stock or other proprietary interest of other entities for an aggregate purchase price, including without limitation, any liabilities of the acquired entities, of less than $20,000,000;

(iv) purchase, acquire or obtain assets of any third party in an aggregate amount (as to the Corporation and all of its Subsidiaries), including without limitation, any liabilities of the acquired entities, in any fiscal year in excess of $20,000,000;

(v) enter into or commit to enter into any joint ventures or any partnerships, establish any non-wholly-owned Subsidiaries or form any joint venture;

(vi) sell, lease, transfer or otherwise dispose of any assets in an aggregate amount (as to the Corporation and all of its subsidiaries) in any fiscal year in excess of $20,000,000;

(vii) create, incur, assume or suffer to exist any indebtedness for borrowed money (including any capital leases) in an aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $20,000,000 other than indebtedness incurred in connection with the Merger; or

(viii) issue or sell any capital stock or other securities except for (A) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (B) the issuance of shares of Common Stock or the issuance of options to purchase Common Stock approved by the Board to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to an employee benefit plan of the Corporation; or

(ix) approve the annual budget of the Corporation.

SECTION 10.  RIGHT TO CAUSE IPO.

Following the seventh anniversary of the date hereof, the Corporation shall, and the GSCP Parties shall cause the Corporation to upon the written demand of the JPMP Parties, if no IPO has occurred prior thereto or if no sale of all of the outstanding stock of the Corporation, merger or sale of substantially all of the assets of the Corporation has occurred prior thereto, take such necessary steps as to cause an IPO to occur at the Corporation's expense.

SECTION 11.  OVERCALL RESERVE.

Subject to the terms of this Section 11, each Stockholder hereby agrees that it intends to make available (the "OVERCALL RESERVE") the amounts set forth next to each Stockholder's name on Exhibit A hereto (the "OVERCALL RESERVE AMOUNT") to purchase additional shares of Common Stock. Each Stockholder agrees, subject to the last sentence of this Section 11, that it intends to purchase shares of Common Stock pursuant to the Overcall Reserve upon the terms set forth in a written notice from the Board (an "OVERCALL NOTICE"), which shall set forth (i) the number of shares of Common Stock to be purchased by each Stockholder, (ii) the price per share of Common Stock, which shall be the fair market value of a share of Common Stock at the time of the Overcall Notice as determined by the Board, (iii) the aggregate price of the shares of Common Stock to be purchased by each Stockholder, which shall not exceed such Stockholder's Overcall Reserve Amount less any amounts previously paid for shares of Common Stock purchased pursuant to the Overcall Reserve (such amounts, including amounts paid for shares of Common Stock purchased with respect to Objected Reserve Calls (as defined below), "PRIOR PURCHASE AMOUNTS") and (iv) the closing date for the purchase, which shall be at least 15 days following the date of the Overcall Notice. Any purchases of Common Stock pursuant to the Overcall Reserve will be made by wire transfer of immediately available funds and shall be made pro rata by the Stockholders based upon each Stockholder's Overcall Percentage as determined as of the date of such Overcall Notice; provided, however, that it is understood that the JPMP Parties will not purchase Common Stock with respect to any Overcall Notice unless at least one JPMP Director shall have approved issuing such Overcall Notice. In the event that no JPMP Director shall have approved the issuance of a particular Overcall Notice (an "OBJECTED RESERVE CALL"), the GSCP Parties may, but will not be obligated to, purchase any or all of the shares of Common Stock set forth in such Overcall Notice that might otherwise be purchased by the GSCP Parties and the JPMP Parties, and the amount of such purchases shall be included in the Prior Purchase Amounts of the GSCP Parties with respect to any Overcall Notices made thereafter. Each Stockholder's "OVERCALL PERCENTAGE" as of the date of any Overcall Notice shall be determined by dividing such Stockholder's Overcall Reserve Amount (less such Stockholder's Prior Purchase Amounts) by the sum of all the Stockholders' Overcall Reserve Amounts (less the sum of all the Stockholders' Prior Purchase Amounts). The Overcall Reserve shall remain effective until the earlier of (x) the second anniversary of the date hereof, (y) a Qualified IPO or (z) the consummation of an Exit Sale. Notwithstanding anything contained in this Section 11, no Stockholder shall have any obligation to purchase shares of Common Stock pursuant to the Overcall Reserve unless and until it has obtained the prior approval of its investment committee or similar body.

SECTION 12.  CERTAIN COVENANTS.

12.1 ACCESS TO RECORDS. From and after the date hereof and so long as any of the GSCP Parties or the JPMP Parties or their permitted successors or assigns hold any shares of Stock, the Company shall, and shall cause each of its subsidiaries to, afford each GSCP Party or the JPMP Parties or its permitted successors or assigns (as applicable) and their respective employees, counsel and other authorized representatives access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to all of its books, records and properties, and to all of its officers and employees for any reasonable purpose whatsoever.

12.2 FINANCIAL REPORTS. From and after the date hereof and provided any of the GSCP Parties or the JPMP Parties or its permitted successors or assigns holds any shares of Common Stock, the Corporation agrees to furnish to each GSCP Party and each JPMP Party or their permitted assigns (as applicable) the following:

(a) Within 30 days after the end of each fiscal month, (i) internal summary financial and operating statements for such month ("MONTHLY FINANCIALS"), prepared by management for the Chief Executive Officer of the Corporation and a letter or memorandum discussing the summary financial information for such period and setting forth a comparison by reasonable categories of such financial information to the applicable budget and the comparable figures for the prior year and a reasonable explanation of any differences (a "MANAGEMENT LETTER") plus (ii) a statement certified by the Chief Financial Officer of the Corporation, certifying that the financial position and results of operations of the Corporation for such period as presented in the Monthly Financials are presented fairly and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (subject to normal year-end adjustments and the absence of footnotes) consistently applied.

(b) Within 30 days after the end of each quarterly fiscal period, (i) unaudited balance sheets and an income statement as of the end of such period, together with statements of retained earnings and cash flow for such period ("QUARTERLY FINANCIALS") and a Management Letter (with the Management's Discussion and Analysis of Financial Condition and Results of Operation section of any Form 10-Q or Form 10-K or similar document filed with the Securities and Exchange Commission ("SEC") for such quarter being sufficient to satisfy this requirement), plus (ii) a statement certified by the Chief Financial Officer of the Corporation, certifying that the financial position and results of operations of the Corporation for such period as presented in the Quarterly Financials are presented fairly and have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) consistently applied.

(c) Within 90 days (or such lesser period as is either (x) required under applicable laws for similar disclosure to any security holders of the Corporation or (y) in which similar disclosure is provided to other financing sources of the Corporation, including, without limitation, any banks) after the end of each fiscal year, commencing with the first fiscal year ending after the date hereof, (i) audited balance sheets and an income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by a recognized national firm of independent accountants selected by the Board as presenting fairly the financial position and results of operations of the Corporation and as having been prepared in accordance with GAAP consistently applied, including their opinion thereon, (ii) the accounting firm's management letter and (iii) a Management Letter (with the Management's Discussion and Analysis of Financial Condition and Results of Operation section of any Form 10-Q or Form 10-K or similar document filed with the SEC for such quarter being sufficient to satisfy this requirement).

(d) Promptly upon becoming available, (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with any securities regulatory agency or any securities exchange and (ii) any other financial or other information, reports or other documents available to management of the Corporation as any Stockholders shall have reasonably requested on a timely basis.

(e) If for any period the Corporation shall have any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Corporation, then, in respect of such period, the financial statements and information delivered

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

pursuant to the foregoing paragraphs (a), (b) and (c) of this Section 12.2 shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated Subsidiaries.

(f) As soon as practicable and in any event no later than 30 days following the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Corporation for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Corporation and any revisions of such annual or other budgets, and, provided that an Stockholder make request therefor, within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a statement explaining the deviation and what actions the Corporation has taken and proposes to take with respect thereto.

(g) Promptly (but in any event within seven business days) after the discovery or receipt of notice of (i) any default under any material agreement to which the Corporation and/or any of its Subsidiaries is a party, (ii) any other event which could reasonably be expected to have a material adverse effect (including, without limitation, the filing of any material litigation against the Corporation or any of its Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced) a statement describing the foregoing in reasonable detail.

12.3 CONSULTATION. The JPMP Parties shall have the right to consult with and advise the management of the Corporation and its subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters related to the operation of the Corporation and its subsidiaries.

SECTION 13.  FEES.

Immediately following the date hereof, the Corporation shall pay Goldman, Sachs & Co. or its affiliates a transaction fee of $6,000,000. In the event that the Corporation becomes obligated to pay any management fees to any Stockholder (other than fees incurred in bona fide arm's length transaction which are to be paid to advisors of the Corporation), such fees shall be split pro rata among the Stockholders. In addition, immediately following the date hereof, the Corporation shall pay to Goldman, Sachs & Co. an advisory fee of $2,000,000.

SECTION 14.  LEGEND.

Each Stockholder and the Corporation shall take all such action necessary (including exchanging with the Corporation certificates representing shares of Stock issued prior to the date hereof) to cause each certificate representing outstanding shares of Stock owned by a Stockholder to bear a legend containing the following words:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

          "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE STOCKHOLDERS' AGREEMENT DATED AS OF [ ], 2002 BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

          The requirement that the above securities legend be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation, or a "no-action" letter from the staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding this Agreement be placed upon certificates evidencing shares of Stock shall cease and terminate upon the Sale of such shares of Stock pursuant to a Public Sale. Upon the consummation of any event requiring the removal of a legend hereunder, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

SECTION 15.  REPRESENTATIONS AND WARRANTIES.

(a) Each party hereto represents and warrants to the other parties hereto as follows:

(i) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

(iii) The execution, delivery and performance of this Agreement by it does not
(x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

(iv) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby, except for the HSR Act approval, approval of the German Federal Cartel Office and the approvals specified in Section 11.

(v) It is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

(b) Each Stockholder represents and warrants to each other Stockholder that except as set forth on Schedule 15(b) hereto and other than this Agreement, it is not a party to any contract or agreement, written or oral, (i) with respect to the Stock of the Corporation (including, without limitation, any voting agreement, voting trust, stockholder's agreement, registration rights agreement, etc.) or (ii) otherwise with or relating to the Corporation.

SECTION 16.  REGULATORY MATTERS; COOPERATION.

(a) In the event that a JPMP Party reasonably determines that it has a Regulatory Problem (as defined below), the Corporation agrees to take such actions as may be reasonably requested by a JPMP Party in order (A) to effectuate and facilitate any transfer by such JPMP Party of any securities of the Corporation then held by such JPMP Party to any Person designated by such JPMP Party, PROVIDED, HOWEVER, that any such transfer shall be subject to the terms of this Agreement, (B) to permit such JPMP Party (or any of its Affiliates) to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of non-voting securities of the Corporation, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and shall be convertible into voting securities on such terms as are requested by such JPMP Party in light of regulatory considerations then prevailing and reasonably acceptable to the Corporation, and (C) to the extent reasonably practicable and as agreed to by the Corporation (which agreement will not be unreasonably withheld or delayed), to grant such JPMP Party or its designee the reasonable equivalent of any voting rights arising out of such JPMP Party's ownership of voting securities and/or provided for in this Agreement that were diminished as a result of the transfers and amendments referred to above. If, as provided above, such JPMP Party elects to transfer securities of the Corporation in order to avoid a Regulatory Problem to an Affiliate subject to limitations on its voting or total ownership interest in the Corporation, the Corporation and such Affiliate shall use commercially reasonable efforts to enter into such mutually acceptable agreements as such Affiliate may reasonably request in order to assist such Affiliate in complying with Laws (as defined below) to which it is subject.

(b) In the event a JPMP Party has the right to acquire any of the Corporation's securities from the Corporation or any other Person as provided in this Agreement, and such JPMP Party reasonably determines that, as a result of such acquisition, it could have a Regulatory Problem, upon the reasonable request of such JPMP Party, the Corporation will offer to Sell to such JPMP Party non-voting securities (or, if the Corporation is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such Sale) on the same terms as would have existed had such JPMP

Party acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to subsection (a) above.

(c) In the event that any Subsidiary of the Corporation offers to Issue any of its securities to a JPMP Party, then the Corporation will cause such Subsidiary to enter into an agreement with such JPMP Party containing provisions substantially similar to this Section 16.

(d) The other Stockholders agree to use commercially reasonable best efforts to cooperate with the Corporation and such JPMP Party to effect the foregoing.

(e) DEFINITIONS. For purposes of this Section 16:

(i) "BANKING REGULATIONS" means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

(ii) "LAW," with respect to any Person, means (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject relating to or in connection with Banking Regulations or SBA Regulations, and
(ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject relating to or in connection with Banking Regulations or SBA Regulations.

(iii) "REGULATORY PROBLEM" means any set of facts or circumstances in which a JPMP Party's ownership of securities issued by the Corporation (i) gives rise to a material violation of Law by such JPMP Party or any of its Affiliates, or gives rise to a reasonable belief by such JPMP Party that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair materially the ability of such JPMP Party or any Affiliate to conduct its business or gives rise to a reasonable belief by such JPMP Party that such a limitation is likely to arise.

(iv) "SBA" means the United States Small Business Administration.

(v) "SBA REGULATIONS" means the Small Business Investment Act and the rules and regulations promulgated by the SBA.

SECTION 17.  DURATION OF AGREEMENT.

The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer is the beneficial owner of any shares of Stock, except for those obligations set forth in Section 11, which shall survive until terminated in accordance with Section 11. This Agreement shall terminate upon the consummation of a Qualified IPO.

SECTION 18.  FURTHER ASSURANCES.

At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 19.  AMENDMENT AND WAIVER.

Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation or any Stockholder unless such modification, amendment or waiver is approved in writing by all the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 20.  SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 21.  ENTIRE AGREEMENT.

This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

SECTION 22.  SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and each Stockholder and their respective successors, assigns, heirs and personal representatives, so long as they hold Stock. Except pursuant to a Sale of Stock in compliance with Section 3 and subject to Section 8.9, no Stockholder shall have the right to assign its rights and obligations under this Agreement, without the consent of each of the other Stockholders. Upon any such assignment, such assignee shall have and be able to exercise all rights of the assigning Stockholder.

SECTION 23.  COUNTERPARTS.

This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

SECTION 24.  REMEDIES.

Each Stockholder shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

SECTION 25.  NOTICES.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with a confirmatory copy sent by a different means within three business days of such notice), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

               (i)if to the Corporation or Berry, to:

                         c/o Berry Plastics Corporation
                         101 Oakley Street
                         Evansville, Indiana
                         Telephone: (812) 424-2904
                         Telecopier: (812) 421-9604
                         Attention: Ira G. Boots;

                         with a copy to:

                         Fried, Frank, Harris, Shriver & Jacobson
                         One New York Plaza
                         New York, New York 10004
                         Telephone: (212) 859-8000
                         Telecopy: (212) 859-8586
                         Attention: Paul M. Reinstein, Esq.

               (ii)if to the GSCP Parties, to:

                         GS Capital Partners 2000, L.P.
                         c/o Goldman, Sachs & Co.
                         85 Broad Street, 10th Floor
                         New York, New York 10004
                         Telephone: (212) 902-5761
                         Telecopier: (212) 902-3000
                         Attention: Joseph Gleberman
                                    Ben Adler
                         with copies to:

                         Fried, Frank, Harris, Shriver & Jacobson
                         One New York Plaza
                         New York, New York 10004
                         Telephone: (212) 859-8000
                         Telecopy: (212) 859-8586
                         Attention: Paul M. Reinstein, Esq.

                (iii)if to the JPMP Parties, to:

                         J.P. Morgan Partners Global Investors, L.P.
                         c/o J.P. Morgan Partners, LLC
                         1221 Avenue of the Americas
                         39th Floor
                         New York, NY 10020-1080
                         Telephone: (212) 899-3400
                         Telecopy: (212) 899-3401
                         Attention: Christopher Behrens
                                   Mathew Lori

                         with copies to:

                         Mayer, Brown, Rowe & Maw
                         1675 Broadway
                         New York, NY 10019
                         Telephone: (212) 506-2500
                         Telecopy: (212) 262-1910
                         Attention: Mark S. Wojciechowski, Esq.

          All such notices, requests, consents and other communications shall be deemed to have been given when received.

SECTION 26.  GOVERNING LAW; SUBMISSION TO JURISDICTION;
             WAIVER OF JURY TRIAL.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United

States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 27.  DESCRIPTIVE HEADINGS.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

SECTION 28.  CONSTRUCTION.

Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

SECTION 29.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Stockholder.

SECTIN 30.  NO INCONSISTENT AGREEMENTS.

Neither the Corporation nor any Stockholder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

SECTION 31.  CONFLICTING AGREEMENTS.

Each Stockholder represents and warrants that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement, and no holder of Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the day and year first above written.

                             BPC HOLDING CORPORATION

                              By:_______________________________
                                  Name:
                                  Title:

                              GSCP PARTIES:

                              GS CAPITAL PARTNERS 2000, L.P.
                              By:  GS Advisors 2000, L.L.C., its general
                              partner

                              By:_______________________________
                                  Name:
                                  Title:

                              GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                              By:  GS Advisors 2000, L.L.C., its general
                              partner

                              By:______________________________
                                  Name:
                                  Title:

                              GS CAPITAL PARTNERS 2000 GMBH & CO.
                                 BETEILIGUNGS KG

                              By:  Goldman Sachs Management GPGmbH, its

                                 general partner

                              By:_______________________________
                                  Name:
                                  Title:

                              BRIDGE STREET SPECIAL OPPORTUNITIES FUND
                              2000, L.P.

                              By: Bridge Street Special Opportunities 2000,
                                  L.L.C., its general partner

                              By:___________________________________
                                  Name:
                                  Title:

                              GOLDMAN SACHS DIRECT INVESTMENT FUND 2000,
                              L.P.,

                              By: GS Employee Funds 2000 G.P., L.L.C., its
                                 general partner

                              By:____________________________________
                                  Name:
                                  Title:

                              GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P

                              By:  GS Employee Funds 2000, L.L.C., its

                                 general partner

                              By:_________________________________
                                  Name:
                                  Title:

                              STONE STREET FUND 2000, L.P.
                              By:  Stone Street 2000, L.L.C., its general
                              partner

                              By:__________________________________
                                  Name:
                                  Title:

                              J.P. MORGAN PARTNERS (BHCA), L.P.

                              By:  JPMP Master Fund Manager, L.P., its

                                 general partner

                              By:  JPMP Capital Corp., its general partner

                              By:___________________________________
                                  Name:
                                  Title:

                              J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

                              By:  JPMP Global Investors, L.P., its general
                                 partner

                              By:  JPMP Capital Corp., its general partner

                              By:___________________________________
                                  Name:
                                  Title:

                              J.P. MORGAN PARTNERS GLOBAL INVESTORS
                             (CAYMAN), L.P.

                              By:  JPMP Global Investors, L.P., a general
                                     partner

                              By:  JPMP Capital Corp., its general partner

                              By:___________________________________
                                  Name:
                                  Title:

                              J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

                              By:  JPMP Global Investors, L.P., a general
                              partner

                              By:___________________________________
                                  Name:
                                  Title:

                              J.P. MORGAN PARTNERS GLOBAL INVESTORS
                             (CAYMAN) II, L.P.

                              By:  JPMP Global Investors, L.P., a general
                              partner

                              By:  JPMP Capital Corp., its general partner

                              By:__________________________________
                                  Name:
                                  Title:

                                    Exhibit A


STOCKHOLDER                                                      OVERCALL
                                                                  RESERVE
                                                                   AMOUNT

GS Capital Partners 2000, L.P.                                $37,770,211.33
GS Capital Partners 2000 Offshore, L.P.                        13,724,232.39
GS Capital Partners 2000 GmbH & Co. Beteiligungs KG             1,578,697.76
GS Capital Partners 2000 Employee Fund, L.P.                   11,993,345.88
Stone Street Fund 2000, L.P.                                    1,179,452.94
Bridge Street Special Opportunities Fund 2000, L.P.               589,726.47
Goldman Sachs Direct Investment Fund 2000, L.P.                 1,965,754.91
J.P. Morgan Partners (BHCA), L.P.                              25,114,475.23
J.P. Morgan Partners Global Investors, L.P.                     3,822,977.38
J.P. Morgan Partners Global Investors (Cayman), L.P.            1,895,338.28
J.P. Morgan Partners Global Investors (Cayman) II, L.P.           140,681.25
J.P. Morgan Partners Global Investors A, L.P.                     225,106.17
                                                              --------------
                                                     Total:     $100,000,000